SECOND AMENDMENT TO THE SECOND AMENDMENT AND
               RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF
                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP


     THIS SECOND AMENDMENT (this "Amendment") TO THE SECOND AMENDMENT AND RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP (the "Second Amended and Restated Partnership Agreement"), is entered into effective as of September 3, 1999, and is made by, between, and among TAUBMAN CENTERS, INC., a Michigan corporation ("TCO"), TG PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("TG"), and TAUB-CO MANAGEMENT, INC., a Michigan corporation ("Taub-Co"), who, as the Appointing Persons, pursuant to Section 13.11 of the Second Amended and Restated Partnership
Agreement, have the full power and authority to amend the Second Amended and Restated Partnership Agreement on behalf of all of the partners of The Taubman Realty Group Limited Partnership, a Delaware limited partnership (the "Partnership") with respect to the matters herein provided. (Capitalized terms used herein that are not herein defined, shall have the meanings ascribed to them in the Second Amended and Restated Partnership Agreement.)

                                    Recitals:

     A. On September 30,1998, TCO, TG, and Taub-Co entered into the Second Amended and Restated Partnership Agreement as an amendment and restatement of the then-existing partnership agreement (the "Amended and Restated Partnership Agreement"), as authorized under Section 13.11 of the Amended and Restated Partnership Agreement.
     B. On March 4, 1999, TCO, TG, and Taub-Co entered into a First Amendment to the Second Amended and Restated Partnership Agreement to facilitate a proposed pledge of Units of Partnership Interest in the Partnership (the Second Amended and Restated

Partnership Agreement, as so amended, is herein referred to as the "Partnership Agreement").
     C. As authorized under Section 13.11 of the Partnership Agreement, the parties hereto wish to further amend the Partnership Agreement to provide for the contribution of preferred capital in exchange for a preferred equity interest, and for certain other purposes.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Article II of the Partnership Agreement is hereby amended by inserting the following new definitions therein, in alphabetical order:

     "Adjusted Capital Account Balance" means a Partner's Capital Account balance increased by the sum of (i) any amount of cash or property such Partner is unconditionally obligated to restore upon liquidation of the Partnership and (ii) such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain.

     "Designation, Distribution, Redemption, Exchange, and Consent Provisions" means those certain provisions to be set forth in an Annex attached hereto and incorporated herein by reference, which Annex serves as a further amendment to the Partnership Agreement.

     "Parity Preferred Equity" means, on any date, an amount equal to the aggregate contributions to the capital of the Partnership made pursuant to
     Section 4.1(c) hereof, to the extent such Parity Preferred Equity has not been redeemed or converted to Additional Interests pursuant to Section 8.1(c) hereof. Each contribution of Parity Preferred Equity shall be designated as a separate series, e.g., the 9% Series C Cumulative Redeemable Preferred Equity is called "Series C" because such series is convertible into Series C Preferred Stock (as defined in the Restated Articles of Incorporation of TCO).

     "Parity Preferred Equity Balances" means, on any date and as to any series of Parity Preferred Equity, an amount equal to the then aggregate Capital Account balances of the Parity Preferred Partners of such series. Reference to a Parity Preferred Equity Balance includes any one of the Parity Preferred Equity Balances.

     "Parity Preferred Partner" and "Parity Preferred Partners" are (i) that Person or those Persons who shall contribute Parity Preferred Equity to the Partnership pursuant to Section 4.1(c) hereof, and (ii) TCO in the event that it acquires any portion or all of the Partnership Interest(s) of the Person(s) identified in clause (i) hereof.

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

     "Parity Preferred Return" means, as to each series of Parity Preferred Equity, the cumulative return to a series based upon the product of the Parity Preferred Rate for such series and the amount of capital contributed with respect to such series (taking into account any redemptions or conversions to Additional Interests, pursuant to Section 8.1(c) hereof) during the period to which the Parity Preferred Return relates, commencing on the date of the contribution of such Parity Preferred Equity pursuant to
     Section 4.1(c) hereof, determined on the basis of a year of three hundred sixty (360) Days, consisting of twelve (12), 30-day months, cumulative to the extent not paid in any given quarter pursuant to Section 5.2(a)(i) hereof. Any Unpaid Parity Preferred Return shall not itself bear interest or be subject to any Parity Preferred Rate. Reference to Parity Preferred Returns includes each Parity Preferred Return.

     "Parity Preferred Rate" means a fixed rate per annum (together with all other provisions), specified by the Appointing Persons in the Designation, Distribution, Redemption, Exchange, and Consent Provisions, as to a given series.

     "Parity Related Issue" means the series of preferred shares of TCO into which a series of Parity Preferred Equity may be converted in accordance with the Designation, Distribution, Redemption, Exchange, and Consent Provisions for such series.

     "Unallocated Parity Preferred Return" means, with respect to a series of Parity Preferred Equity, the excess of the Parity Preferred Return with respect to such series over the cumulative amount of allocations pursuant to Section 5.1(b)(1)(B) hereof with respect to such series.

     "Unpaid Parity Preferred Return" means, with respect to a series of Parity Preferred Equity, the excess of the Parity Preferred Return with respect to such series of Parity Preferred Equity over the cumulative amount of distributions pursuant to Section 5.2(a)(i) with respect to such series."

     2. Article II of the Partnership Agreement is hereby further amended by deleting the definitions of "Indemnified Person", "Limited Partner" and "Limited Partners", "Non-Managing Partners", "Partner" and "Partners", "Partnership Interest Ledger", "Qualified Institutional Transferee", and "Record Partner" in their entirety, and by inserting the following new definitions in the place thereof:

     "Indemnified Person" means each Partner (other than a Parity Preferred Partner), each officer, each member of the TCO Board, each member of any committee established by the TCO Board, each Person designated or delegated by a Partner (other than a Parity Preferred Partner), an officer,

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

     the TCO
     Board, or a member of a committee established by the TCO Board, and each employee, partner, principal, shareholder, agent, director, or officer of a Partner (other than a Parity Preferred Partner).

     "Limited Partner" and "Limited Partners" are (i) those Persons identified as such on Schedule A hereto, in their capacities as limited partners of the Partnership, (ii) the successors to any portion or all of the Partnership Interest of those Persons identified as Limited Partners on Schedule A hereto who are admitted to the Partnership as limited partners pursuant to Section 8.2 hereof, (iii) any Parity Preferred Partner, and
     (iv) any Person or Persons to whom an Additional Interest as a limited partner is issued pursuant to Section 8.4 hereof and who is admitted to the Partnership as a limited partner pursuant to Section 8.4 hereof.

     "Non-Managing Partners" means all of the Partners other than the Managing General Partner and other than any Parity Preferred Partner.

     "Partner" and "Partners" are (i) those Persons named in the Preamble to this Agreement, (ii) the successors to any portion or all of the Partnership Interest of those Persons named in the Preamble to this Agreement who are admitted as a Partner or Partners pursuant to Section 8.2 hereof, (iii) any Parity Preferred Partner, and (iv) any Person or Persons to whom a Partnership Interest has been issued pursuant to Section 8.4 hereof.

     "Partnership Interest Ledger" means a ledger maintained at the principal office of the Partnership that shall set forth, among other things, the name and address of each Partner and the nature of the Partnership Interest of each Partner, the number of Units of Partnership Interest held by each Partner, if any, and the current Percentage Interest of each Partner, if any.

     "Qualified Institutional Transferee" means (a) so long as its ownership interest in the Partnership consists solely of a Partnership Interest as a Parity Preferred Partner, any Parity Preferred Partner, and (b) any transferee of a Partnership Interest that is or are (i) a pension fund, profit-sharing fund or similar fund, or an organization or organizations exempt from federal income taxes pursuant to the provisions of Section 501(a) of the Code and described in Section 501(c)(3) of the Code, in each such case possessing more than Fifty Million Dollars ($50,000,000) in assets, (ii) an organization described in Section 509 of the Code, and having a Partner as a "substantial contributor" (as defined in Section 507(d)(2) of the Code), (iii) pooled funds for Keogh plans, individual retirement plans, profit-sharing plans, pension plans or similar tax-exempt plans, in each such case possessing more than One Hundred Million Dollars ($100,000,000) in assets, (iv) insurance companies or banks, in each such case possessing more than Two Billion Dollars ($2,000,000,000) in assets,
     (v) a domestic entity organized as a mutual fund or registered investment company in each case possessing more than One Hundred Million Dollars ($100,000,000) in assets, (vi) any other Person (a "QIT Entity"), all the Beneficial Interests in which at the time of such Transfer and thereafter are owned by one or more of the foregoing, or (vii) a QIT Entity that has as one (1) or more of its constituent partners, a foreign entity that is organized as a

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

     mutual fund or  investment  company  that is not  Primarily
     Engaged and, in each such case, that possesses more than One Hundred Million Dollars ($100,000,000) in assets, provided that such QIT Entity is at no time a nonresident alien, foreign corporation, foreign trust, or foreign estate, within the meaning of Section 7701 of the Code; provided that a Transfer to such transferee will not cause a prohibited transaction (as defined in Section 4975(c) of the Code or Section 406 of ERISA) to occur.

     "Record Partner" means a Person set forth as a Partner on the books and records of the Partnership. No Person other than a Person that was a Partner on the Effective Date shall be a Record Partner until such Person has become a substitute Partner in the Partnership pursuant to Section 8.2 hereof, or has acquired an Additional Interest or an Incentive Interest pursuant to Section 8.4 hereof and has become a Partner in the Partnership pursuant to Section 8.4 hereof. Notwithstanding the foregoing, a Parity Preferred Partner is a Record Partner."

     3. Section 3.3 of the Partnership Agreement is hereby amended by inserting the following new paragraph (e) therein, and by relettering the succeeding paragraph accordingly:

          "(e) Each Parity Preferred Partner owning a series of Parity Preferred Equity covenants and agrees that it will not Transfer its rights to a Parity Preferred Return or the corresponding Parity Preferred Equity other than as set forth in Section 8.1(c) hereof and in accordance with and only to the extent permitted by the Designation, Distribution, Redemption, Exchange, and Consent Provisions relating to the applicable series."

     4. Section 4.1 of the Partnership Agreement is hereby amended by deleting paragraph (c) thereof in its entirety, and by inserting the following new paragraphs (c) and (d) in the place thereof:

          (c)  With the  approval  of the  Appointing  Persons,  a   Person  may
     contribute, from time to time, amounts to the capital of the Partnership as Parity Preferred Equity.

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

          (d) The Capital Account balances of the Partners as of September 3, 1999 shall be as set forth opposite their respective names on Schedule C attached hereto."

     5. Section 4.6 of the Partnership Agreement is hereby deleted in its entirety, and the following new Section 4.6 is inserted in the place thereof:

     "Section  4.6  Partnership   Interests;   Units  of  Partnership  Interest;
     Percentage Interests.

          (a) For the purpose of this Agreement, the term "Partnership Interest" means, with respect to a Partner, such Partner's right to the allocations (and each item thereof) specified in Section 5.1 hereof and distributions from the Partnership, its share of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code (or treated as such under Regulations Section 1.704-1(b)(2)(iv)(i)) and its rights of management, consent, approval, or participation, if any, as provided in this Agreement. Each Partner's (other than TCO's Preferred Equity and other than a Parity Preferred Partner's Parity Preferred Equity) Partnership Interest shall be divided into units (herein referred to collectively as the "Units of Partnership Interest" and individually as a "Unit of Partnership Interest") and shall be represented by that number of Units of Partnership Interest set forth opposite such Partner's name on Schedule A attached hereto, as such Schedule may be amended from time to time pursuant to Section 4.8,
     Article VIII or Article X hereof. The Partnership may issue additional Units of Partnership Interest in accordance with Section 8.4 hereof. The Partnership and TCO shall conduct their respective operations, to the extent they are able to do so, so that one Unit of

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

     Partnership  Interest
     will be equal in value to one (1) share of TCO's common stock.
          (b) For the purpose of this Agreement, the term "Percentage Interest" means, with respect to each Partner (other than a Parity Preferred Partner), the percentage set forth opposite such Partner's name on Schedule A attached hereto, as such Schedule may be amended from time to time pursuant to Section 4.8, Article VIII or Article X hereof, and shall at any time be equal to a fraction, the numerator of which is the aggregate number of Units of Partnership Interest held by such Partner, and the denominator of which is the aggregate number of all Units of Partnership Interest that are issued and outstanding. For purposes of calculating Percentage Interests, no interest in the Partnership that is Preferred Equity or Parity Preferred Equity shall be taken into account."

     6. Section 5.1 of the Partnership Agreement is hereby amended by deleting paragraph (b) thereof in its entirety, and by inserting the following new paragraph (b) in the place thereof:

          "(b) Except as otherwise provided in Section 5.1(d) or 5.1(f) hereof, the Profits and Losses of the Partnership (and each item thereof) for each Partnership Fiscal Year shall be allocated among the Partners in accordance with this Section 5.1(b).

               (1) Profits shall be allocated:
                   (A) first, to TCO, in an amount equal to the excess, if any, of the cumulative  amount of Losses  allocated to TCO pursuant to
               Section 5.1(b)(2)(C) hereof over the cumulative amount of Profits allocated to TCO pursuant to this Section 5.1(b)(1)(A); and then

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

                    (B) second, to the Parity Preferred  Partners,  in an amount equal to the Unallocated Parity Preferred Return with respect to each series (proportionate as to such Unallocated Parity Preferred Return among each series); and then
                    (C) third, to the Parity  Preferred  Partners,  in an amount equal to the excess, if any, of the cumulative amount of Losses allocated to the Parity Preferred Partners pursuant to Section 5.1(b)(2)(B) hereof over the cumulative amount of Profits allocated to the Parity Preferred Partners pursuant to this
               Section 5.1(b)(1)(C) (proportionate as to the amount of such excess among each series); and then
                    (D) fourth, to the Partners in an amount equal to the excess, if any, of the cumulative amount of Losses allocated to the Partners pursuant to Section 5.1(b)(2)(D) hereof over the cumulative amount of Profits allocated to the Partners pursuant to this Section 5.1(b)(1)(D) (proportionate as to such excess amounts); and then
                    (E) fifth,  to the  Partners  holding  Units of  Partnership
               Interest in accordance with their respective Percentage Interests; provided, however, that Profits for any Partnership Fiscal Year allocated to the Parity Preferred Partners may be limited if so provided in the Designation, Distribution,
               Redemption, Exchange, and Consent Provisions of the applicable series.
               (2) Losses shall be allocated:
                    (A) first, to Partners holding Units of Partnership Interest until the Adjusted  Capital Account Balances of all such

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

               Partners
               are reduced to zero, excluding, for purposes of calculating TCO's Adjusted Capital Account Balance, the Preferred Equity (in proportion to such positive Adjusted Capital Account Balances (excluding the Preferred Equity)); and then
                    (B) second, to the Parity Preferred Partners until the Adjusted Capital Account Balances of the Parity Preferred Partners are reduced to zero (in proportion to such positive Adjusted Capital Account Balances); and then
                    (C) third, to TCO until the Adjusted Capital Account Balance of TCO, including the Preferred Equity, is reduced to zero; and then
                    (D) fourth,  to the General  Partners or any Limited Partner which has made an election under Section 11.1(d) hereof, in proportion to their respective Percentage Interests."

     7. Section 5.2 of the Partnership Agreement is hereby amended by deleting that portion of paragraph (a) thereof prior to clause (i) thereof and clause (i) thereof in their entirety, by inserting the following in the place thereof, and by renumbering the succeeding clauses accordingly:

          "(a) Subject, on liquidation of the Partnership or on liquidation of substantially all of the assets of the Partnership to Section 11.1(a) hereof, and to Section 11.1(e) hereof on liquidation of a Partner's interest in the Partnership that is not in connection with the liquidation of the Partnership, for the term of the Partnership, as set forth in
     Section 1.5 hereof:
               (i) a cash distribution shall be made to the Parity Preferred Partners of each series in an amount equal to the Unpaid Parity Preferred

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

          Return for such series, at such times as are specified in the Designation, Distribution, Redemption, Exchange, and Consent Provisions (such distributions to be proportionate among the series); provided, however, that no distribution shall be made to a Parity Preferred Partner which would reduce its Adjusted Capital Account Balance below zero."

     8. The following new paragraph (c) is hereby inserted in Section 5.2 of the Partnership Agreement, immediately after paragraph (b) thereof:

          "(c) Except as specifically provided in Section 5.2(a)(i) or Section 11.1(a)(5) hereof and in the Designation, Distribution, Redemption, Exchange, and Consent Provisions, a Parity Preferred Partner shall have no right to any Partnership distributions."

     9. Section 5.3 of the Partnership Agreement is hereby amended by deleting the last paragraph thereof in its entirety and by inserting the following new paragraph in the place thereof:
          "In the event of a redemption by TCO, in whole or in part, of any series of preferred shares that constitutes a Related Issue through the issuance of common equity, TCO shall convert its Preferred Equity (or a portion thereof) (exclusive of any accrued but unpaid dividends), to an Additional Interest by contributing to the capital of the Partnership all of its right, title, and interest, in and to the payment of any future Guaranteed Payment on that portion of the converted Preferred Equity, with the effect that the portion of the converted Preferred Equity and related right to the payment of any future Guaranteed Payment shall be converted to an Additional Interest in accordance with Section 8.4(a) hereof, such Additional Interest to be provided by a proportionate reduction in the Percentage Interests of all of the

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

     Partners, as provided in Section 8.4(a) hereof. Any such redemption shall be effected so that, following such redemption, the number of Units of Partnership Interest then held by TCO shall equal the number of shares of TCO's common stock then outstanding. Upon and to the extent of the conversion of Preferred Equity to Additional Interests in accordance with this Section 5.3, Schedule A to this Agreement shall be amended accordingly. In the event of a redemption by TCO, in whole or in part, of any series of preferred shares that constitutes a Related Issue through the issuance of preferred equity, TCO shall convert that portion of its Preferred Equity equal to the portion of the Related Issue that was redeemed (exclusive of any accrued but unpaid dividends) by appropriate amendment, whether by Annex or otherwise, to Preferred Equity having terms equivalent to the then newly issued preferred equity through which the Related Issue was redeemed."

     10. Section 6.1 of the Partnership Agreement is hereby amended by inserting the following new paragraph immediately following existing paragraph (b) thereof:
          "A Parity Preferred Partner as to a given series of Parity Preferred Equity shall have no voting rights or rights of consent, approval or the like as to any matter in respect of the Partnership including, without limitation, as to its constituency, properties or operations, unless and to the extent specified in the Designation, Distribution, Redemption, Exchange, and Consent Provisions relating to the applicable series."

     11. Section 6.6 of the Partnership Agreement is hereby deleted in its entirety and the following new Section 6.6 is inserted in the place thereof:

     "Section 6.6 Absence of Authority of Non-Managing Partners; Limited Rights of Parity Preferred Partners.

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

          (a) Except as specifically provided in this Agreement, the Non-Managing Partners and the Parity Preferred Partners, as such, shall take no part in, nor have the right to take part in, nor interfere in, nor have the right to interfere or participate in, in any manner, the conduct or control of the business of the Partnership or have any right or authority to act for or on behalf of the Partnership.
          (b) The Parity Preferred Partners shall have only the following rights as to all matters in respect of the Partnership, including, without limitation, as to its constituency, properties, and operations: (i) rights of notice, inspection, and reports as provided generally to Partners in accordance with Sections 1.2, 1.3, 1.4, 5.5, 5.7(a), and 6.10 hereof, (ii) rights of distributions and allocations as provided in Sections 5.1, 5.2(a)(i), and 11.1(a)(5) hereof, and in the Designation, Distribution, Redemption, Exchange, and Consent Provisions of the applicable series, (iv) rights of Transfer as provided in Sections 8.1(a) and 8.1(c) hereof and in the Designation, Distribution, Redemption, Exchange, and Consent Provisions of the applicable series, and (v) such other rights as are provided in the Designation, Distribution, Redemption, Exchange, and Consent Provisions of the applicable series. No Parity Preferred Partner shall have any right to Series B Preferred Stock (as defined in the Restated Articles of Incorporation of TCO, as amended)."

     12. Section 8.1 of the Partnership Agreement is hereby amended by deleting paragraph (b) thereof in its entirety, by inserting the following new paragraphs
(b) and (c) in the place thereof, and by relettering the succeeding paragraphs accordingly:

          "(b) A Partner (other than TCO and other than a Parity Preferred Partner) may Transfer all or any portion of its Partnership Interest (but not less

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

     than one (1) Unit of  Partnership  Interest) to any other  Partner
     (other than a Parity Preferred Partner), or to one (1) or more members of such Partner's Immediate Family, or to a Family Trust, or to any Qualified Institutional Transferee (other than a Parity Preferred Partner), or to an entity consisting of or owned entirely by one (1) or more of the foregoing Persons, or to the Partnership, or, in the event that a Partner is a partnership, or other entity (other than TCO and other than a Qualified Institutional Transferee that is not a QIT Entity), to one (1) or more of the constituent partners, or owners of such Partner or other entity, or to one (1) or more members of the respective Immediate Families or Family Trusts of the constituent partners, or owners of such Partner or other entity, or to any Qualified Institutional Transferee (other than a Parity Preferred Partner), or to an entity consisting of or owned entirely by one
     (1) or more of the foregoing Persons, or to the Partnership, provided that, in each case, the Managing General Partner has determined by written notification (a "Transfer Determination"), to the transferring Partner, which Transfer Determination shall not be unreasonably withheld and shall be deemed given if not refused within seven (7) Business Days of the date of notice thereof to the Partnership, that either (A) such Transfer will not cause (i) any lender of the Partnership or an Owning Entity to hold in excess of ten percent (10%) of the Percentage Interests or any other percentage of the Percentage Interests that would, pursuant to the Regulations under Section 752 of the Code or any successor provision, cause a loan by such lender to constitute Partner Nonrecourse Debt or (ii) a violation of any partnership agreement or other document forming or governing an Owning Entity, or (B) the Managing General Partner has determined to waive such requirement in its reasonable  discretion,  after
     having determined that the Transfer will not materially adversely affect the Partnership, its assets or any Partner, or constitute a violation of the Partnership Law, or any other law to which the Partnership or an Owning Entity is subject.
          In addition to the foregoing, in the event that a Partner is a partnership or other entity (other than the Managing General Partner and other than a Qualified Institutional Transferee that is not a QIT Entity), such Partner may permit a Transfer of an interest in such Partner to any constituent partner or owner of such Partner, to one (1) or more members of any constituent partner's or owner's Immediate Family or a Family Trust with respect to any constituent partner or owner, or to any Qualified Institutional Transferee (other than a Parity Preferred Partner), or to any Partner (other than a Parity Preferred Partner), provided that, in each case, the Managing General Partner has made a Transfer Determination prior to the proposed Transfer.
          In addition to the foregoing, in connection with a financing transaction, any Record Partner (other than TCO) may pledge some or all of the Units of Partnership Interest that such Record Partner owns on the effective date of the pledge (the "Pledge Units") to any Person (the "Pledgee"), subject to the restrictions set forth in this paragraph of
     Section 8.1(b). Before effecting the pledge of any Pledge Units, the pledging Partner must first receive a Transfer Determination with respect to the pledge, and the Pledgee must irrevocably agree, pursuant to a written instrument acceptable to the Managing General Partner, that (A) unless (i) the Pledgee is a Person described in the preceding paragraphs of this Section 8.1(b) as a Person to whom a Partner may Transfer its Partnership Interest (a "Permitted

     Transferee")  and (ii) the  Managing
     General Partner has agreed, in writing, to the admission of the Pledgee as a substitute Partner with respect to some or all of the Pledge Units upon a default under the loan to be secured by the pledge of Pledge Units, (B) the Pledgee (1) shall not, at any time, have or exercise any rights as a Partner with respect to any of the Pledge Units (including any right to consent or vote with respect to any matter affecting the Partnership), other than (a) the right to receive any distributions from the Partnership that are or may be payable with respect to the Pledge Units as and when the same become payable and (b) the right to receive the return of any contribution to which the pledging Partner would be entitled with respect to the Pledge Units, and (2) shall not, upon the pledging Partner's default or otherwise, have any right (or claim or attempt to exercise any right) to Transfer (or cause the Transfer of) the Pledge Units (or any interest in the Pledge Units) other than to TCO in exchange for Equity Shares or another Permitted Transferee.
          (c) The Partnership shall have the right to redeem the Parity Preferred Equity of a given series in accordance with the Designation, Distribution, Redemption, Exchange, and Consent Provisions for such series. Each Parity Preferred Partner shall have the right to exchange such Partner's Parity Preferred Equity of a given series for shares of the Parity Related Issue in accordance with the Designation, Distribution, Redemption, Exchange, and Consent Provisions relating to such series. A Parity Preferred Partner owning a series of Parity Preferred Equity may Transfer its Parity Preferred Equity and right to any Parity Preferred Return only to TRG and/or TCO pursuant to the foregoing provisions of this
     Section  8.1(c)  and in  accordance  with  the

     Designation,  Distribution,
     Redemption, Exchange, and Consent Provisions relating to the applicable series.
          In the event of the redemption by TCO, in whole or in part, of any series of preferred shares that constitutes a Parity Related Issue through the issuance of common equity, TCO shall convert its Parity Preferred Equity (or a portion thereof) (exclusive of any accrued but unpaid dividends), to an Additional Interest by contributing to the capital of the Partnership all of its right, title, and interest, in and to the payment of any future Parity Preferred Return on that portion of the converted Parity Preferred Equity, with the effect that the portion of the converted Parity Preferred Equity and related right to the payment of any future Parity Preferred Return shall be converted to an Additional Interest in accordance with Section 8.4(a) hereof, such Additional Interest to be provided by a proportionate reduction in the Percentage Interests of all of the Partners, as provided in Section 8.4(a) hereof. Any such redemption shall be effected so that, following such redemption, the number of Units of Partnership Interest then held by TCO shall equal in value the number of shares of TCO's common stock then outstanding. Upon and to the extent of the conversion of Preferred Equity to Additional Interests in accordance with this Section 5.3, Schedule A to this Agreement shall be amended accordingly. In the event of a redemption by TCO, in whole or in part, of any series of preferred shares that constitutes a Parity Related Issue through the issuance of preferred equity, TCO shall convert that portion of its Parity Preferred Equity equal to the portion of the Parity Related Issue that was redeemed (exclusive of any accrued but unpaid dividends) by appropriate amendment, whether by Annex or otherwise, to Parity Preferred Equity having terms equivalent to the newly issued preferred equity through which the Parity Related Issue was redeemed. Upon and to the extent of the conversion of any portion of a Parity Preferred Equity Balance to Additional Interests in accordance with this Section 8.1(c), Schedule A to this Agreement shall be amended accordingly."

     13. Section 10.1 of the Partnership Agreement is hereby amended by deleting paragraph (b) thereof in its entirety, and by inserting the following new paragraph (b) in the place thereof:

          "(b) Upon the occurrence of a Disabling Event or an Event of Withdrawal in respect of a General Partner the Partnership shall dissolve; provided, however, that the Partnership shall not be dissolved if the remaining General Partners, by an affirmative, unanimous vote of such General Partners, elect to continue the Partnership in all respects pursuant to this Agreement, and the Partnership Interest of the Disabled General Partner shall automatically become that of a limited partner except to the extent such Disabled General Partner, at such time or any time thereafter, assigns its Partnership Interest to another General Partner, subject to the provisions of Section 8.1 hereof; and such Disabled General Partner or Successor shall thereupon have the same interest in the Partnership capital, profits, losses, and distributions as the Disabled General Partner, but otherwise shall have and be subject to all the rights, obligations, restrictions, and attributes of a limited partner, all as provided in this Agreement. Upon the occurrence of a Disabling Event or an Event of Withdrawal in respect of the last remaining General Partner, the Partnership shall dissolve; provided, however, that the Partnership shall not be dissolved if within ninety (90) Days after such Disabling Event or Event of

     Withdrawal  (the "Ninety Day Period") all Partners (other than any
     Parity Preferred Partner) agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such Disabling Event or Event of Withdrawal, of one (1) or more general partners of the Partnership as successor general partner(s) ("Successor General Partner") to act as, and be in all respects under this Agreement, a general partner. If any such election is made, the Partnership shall continue pursuant to this Agreement for the term provided in Section 1.5 hereof, and the Partnership Interest of the Disabled General Partner in the Partnership (except to the extent such interest is held by the Successor General
     Partner) shall automatically become that of a limited partner; and such Representative or Successor to the Disabled General Partner (subject, in the case of a Representative or Successor, to Sections 8.1 and 8.2 hereof) shall thereupon have the same interest in the Partnership capital, profits, losses, and distributions as the Disabled General Partner, but otherwise (except to the extent a Successor to the Disabled General Partner shall be the Successor General Partner) shall have and be subject to all the rights, obligations, restrictions, and attributes of a limited partner, all as provided in this Agreement. In the event of the selection of a Successor General Partner, as provided in this Section 10.1(b), (1) each of the Partners, on behalf of itself and its permitted successors and assigns, HEREBY AGREES AND CONSENTS to the admission of any such Successor General Partner as herein provided; and (2) the then Partners shall execute and deliver such instruments and documents, and shall take such actions, as shall be necessary or advisable, in the sole and absolute discretion of the Successor General Partner to carry out the provisions of this Article X, including, but not limited to, (x) the execution of conformed counterparts of this Agreement, amendments to this Agreement, and/or an amended limited partnership agreement, (y) the execution and filing of certificates of discontinuance, assumed or fictitious name certificates, certificates of co-partnership, and/or certificates of limited partnership, and/or amended certificates of limited partnership, and (z) the execution of such instruments and documents (including, but not limited to, deeds, bills of sale, and other instruments of conveyance and/or assignments of Partnership Interest) as shall be necessary or advisable to effect any necessary transfer (nominal or otherwise) of the property, assets, investments, rights, liabilities, and business of the Partnership or of a Partnership Interest and/or to accomplish the purpose and intent of this Article X. In the event that a Partner shall fail to execute any such instruments or documents or fail to take any such actions, when requested to do so by the Successor General Partner, the Successor General Partner and/or any Person designated by the Successor General Partner, as attorney-in-fact for each of the Partners, shall have the right and power for, on behalf of, and in the name of each of the Partners to execute any and all such instruments and documents and take any and all such actions."

     14. Section 11.1 of the Partnership Agreement is hereby amended by deleting paragraph (a) thereof in its entirety, and by inserting the following new paragraph (a) in the place thereof:

          "(a) Upon the dissolution of the Partnership, the Managing General Partner, or in the event that the Managing General Partner has suffered a Disabling Event or an Event of Withdrawal and there are one or more remaining General Partners, such remaining General Partner(s), or in the event that there is no  remaining  General  Partner,  a Person  selected by those Partners holding in the aggregate a Percentage Interest of in excess of fifty percent (50%) (the Managing General Partner or such Person so selected is herein referred to as the "Liquidator"), shall proceed to wind up the affairs of the Partnership, liquidate the property and assets of the Partnership, and terminate the Partnership, and the proceeds of such liquidation shall be applied and distributed in the following order of priority:
               (1) to creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or by making a reasonable provision for payment) other than obligations of the Partnership to the Partners and liabilities for distribution to Partners on account of their respective interests in the Partnership; and then
               (2) to the satisfaction of all obligations of the Partnership to Partners other than the Guaranteed Payment and other than any Parity Preferred Return; and then
               (3) to TCO in an amount equal to any accrued but unpaid Guaranteed Payment (proportionate among each series); and then
               (4) to TCO in an amount equal to that portion of its Capital Account attributable to its Preferred Equity (proportionate among each series); and then
               (5) to the Parity Preferred Partners in an amount equal to their respective Parity Preferred Equity Balances (proportionate with respect to the amount of such balances among each series); and then
               (6) to the Partners in accordance with and in proportion to their positive Capital Account balances. For this purpose, the determination
          of the Partners' Capital Account balances shall be made after adjustment to reflect the allocation of all Profits, Losses, and items in the nature of income, gain, expense, or loss under Section 5.1 hereof, and all distributions to the Partners pursuant to Section 5.2(a), Section 5.2(b), Section 5.3, Section 11.1(a)(4), and Section 11.1(a)(5) hereof, in each case for all Partnership Fiscal Years through and including the Partnership Fiscal Year of liquidation. Subject to the provisions of clause (1) of this Section 11.1(a), all distributions pursuant to this Section 11.1(a) shall be made by the end of the Partnership Fiscal Year of liquidation (or if later, within ninety (90) Days after the date of such liquidation)."

     15. The attached Schedule C is inserted in the Partnership Agreement in the place of the existing Schedule C.


     16. Section and clause references within the Partnership Agreement are renumbered accordingly.

     17. Except as expressly set forth herein, the terms and provisions of the Partnership Agreement continue unmodified and are hereby confirmed and ratified.

     18. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     19. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

     20. This Amendment may be executed in two (2) or more counterparts, all of which as so executed shall constitute one (1) Amendment, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart; provided, however, that no provision of this Amendment shall become effective and binding unless and until all parties hereto have duly executed this Amendment, at which time this Amendment shall then become effective and binding as of the date first above written.

     IN WITNESS WHEREOF, the undersigned  Appointing Persons, in accordance with
Section 13.11 hereof, on behalf of all of the Partners, have entered into this Amendment as of the date first above written.

                                              TAUBMAN CENTERS, INC., a  Michigan
                                              corporation


                                              By:   /s/ Lisa A. Payne

                                              Its:  Executive Vice President



                                              TG PARTNERS  LIMITED  PARTNERSHIP,
                                              a Delaware limited partnership

                                              By: TG Michigan, Inc.,  a Michigan
                                                  corporation,  Managing General
                                                  Partner


                                               By:   /s/ Robert S. Taubman

                                               Its:  President



                                               TAUB-CO   MANAGEMENT,   INC.,   a
                                               Michigan corporation


                                                By:   /s/ Lisa A. Payne

                                                Its:  Executive Vice President